Media Development
                               Services Agreement

                                     Between

                               Open-i Media, Inc.

                                       And

                             SIGA Technologies, Inc.

                               SERVICE AGREEMENT

      This Agreement is made as of March 9, 2000, ("Effective Date") by and between SIGA Technologies, Inc., a corporation with its principal place of business at 420 Lexington Ave., Suite 620, New York, NY 10017 ("SIGA") and Open-i Media, Inc., a corporation with offices at 73 Franklin Street, New York, NY 10013 ("Open-i").

                                    RECITALS

      A. SIGA is engaged in the development of internet-based multimedia tools and products for use by its clients and customers.

      B. Open-i is a multimedia development firm with experience in the design and production of media appropriate to SIGA's business. SIGA wishes to engage Open-i to provide such services.

      C. This Agreement shall establish the terms and conditions for services performed by Open-i for SIGA. These terms govern the general conduct of contracting including disclosure of information and intellectual property rights and, where a conflict may occur, supersede the terms of any purchase order issued for such services.

      NOW, THEREFORE, in consideration of these premises and the mutual covenants contained herein, the parties agree as follows:

      1. Services. Open-i shall provide the services set forth on the attached Exhibit A (the "Scope of Work"), or as otherwise agreed upon by the parties.

      2. Fees and Expenses. As compensation for the services provided under this Agreement, SIGA shall pay to Open-i fees for services rendered ("Fees"), in accordance with the schedule set forth on the attached Exhibit B. For all Fees payable in stock, the stock shall be common stock of SIGA Technologies, Inc. and shall be valued at the closing price on the Effective Date, which is $9.1875 per share. Open-i shall be entitled to reimbursement for all reasonable ordinary and necessary expenses directly incurred in connection with the performance of the consulting services provided hereunder ("Expenses"). Any expense in excess of Five Hundred Dollars ($500.00) shall be subject to the prior written approval of SIGA. Travel and living expenses and Consultant's overhead (i.e. office rent and insurance) are not reimbursable expenses.

      3. Invoices and Payment. Within ten (10) business days following the end of each calendar month. Open-i shall submit to SIGA an invoice, setting forth Fees accrued (hours billed, if applicable), and Expenses incurred by Open-i. during the preceding month, specifying dates, time spent. and a description of the billable activity, during the preceding month. Invoices shall include documentary evidence for all Expenses, in form and content reasonably satisfactory to SIGA. All fees payable by SIGA for a given month shall be paid within 30 days following the date when each monthly invoice is submitted.


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      4. Term and Termination. This Agreement shall be effective as of the
Effective Date. This agreement may be terminated by SIGA with or without cause, upon fifteen (15) days written notice of the termination. Open-i shall have the right to terminate this Agreement in the event of a material breach by the other party, provided that written notice has been given and SIGA has not cured the material breach within thirty (30) days of receipt of the notice. SIGA may terminate this agreement immediately upon written notice, if the material breach by Open-i constitutes a violation of Section 7, which notice shall specify such breach. Upon expiration or earlier termination of this Agreement prior to completion of the services outlined in Exhibit A, Open-i shall deliver to SIGA copies of all work in progress and other materials developed for SIGA hereunder. The following provisions shall survive expiration or earlier termination of this
Agreement: Sections 2 and 3 (with respect only to services rendered to SIGA by Open-i prior to the date of termination), and Sections 5, 6, 7, 8, 9, and 11.

      5. Reporting Requirements and Records. Open-i shall keep the designated representative of SIGA apprised of all material developments in Consultant's tasks, and shall regularly provide oral summaries of Consultant's progress. SIGA may, from time to time, request written summaries, which Open-i shall provide to SIGA in a timely fashion. Upon the request of SIGA, Open-i shall make available to SIGA finished or completed draft documents, work in progress, and other data maintained or developed by Open-i in connection with Open-i's performance under this Agreement. Open-i agrees to retain such records, documents and data for a period of not less than one (1) year from termination or expiration of this Agreement. All materials prepared by' Open-i under this Agreement for the benefit of SIGA shall become the sole property of SIGA upon delivery, and shall not be used by Open-i for any other purposes.

      6. Status of Open-i as an Independent Contractor. Open-i shall at all times be and be deemed to be an independent contractor with SIGA. SIGA is interested only in the results obtained by Open-i, and Open-i shall have sole control of the manner and means of performing Open-i's obligations hereunder. Open-i hereby acknowledges that SIGA will not be required to withhold state and Federal income taxes, or to make payments for FICA, unemployment insurance or any other payroll taxes, and that Open-i will report such earnings as corporate earnings when he files his state and Federal income tax returns. Open-i shall be obligated to pay federal and state income tax, if any, on any money earned pursuant to this Agreement. Open-i will not be entitled to workers compensation, or be covered by any benefits or compensation plans provided for SIGA employees. Open-i is neither an employee nor an agent of SIGA and shall not, under any circumstances, have authority to create any contract or obligation, express or implied, on behalf of, in the name of or binding upon SIGA.

      7. Confidentiality Requirement. It is agreed during Open-i's retention and thereafter that both SIGA and Open-i shall maintain as confidential any and all information obtained from SIGA the other, whether oral or stored in any media, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, software, models, data models, object models, class libraries, architectures, devices, methods, techniques, drawings, processes, financial and customer data, product plans, and templates, or developed in the course of Open-i's services under this Agreement, which information is of a confidential and proprietary nature and was not previously known to to the other or publicly available, prior to disclosure of such information to the parties by SIGA the other or prior to development of such information under this Agreement. This obligation shall cease only when such information becomes publicly available through publication by either party SIGA or rightful publication by others.

      7.1 Notwithstanding anything else contained in this Agreement to the contrary, SIGA and Open-i shall be free to use the "Residuals" for any purpose, including use in development, manufacture, marketing, and maintenance of its own or third parties' products and services; provided that neither party may avoid its confidentiality obligations in this Agreement for item of confidential information merely by having a person commit such item to memory so as to reduce it to intangible form. "Residuals" shall mean anything in non-tangible form (as opposed to


                                       3.
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written or documentary form, which includes disk, tape, paper or electronic form) which may be retained by any party having had rightful access to the Confidential Information during the term of this Agreement; provided, however, that it shall not include any trade secret nor any patents, copyrights, or trademarks of either of the parties or a client of SIGA.

      8. Assignment of Intellectual Property Rights. It is agreed that all right, title and interest Open-i may have in and to any intellectual property (conceived either individually or jointly), including any inventions, whether patentable or not, any mask work rights, trademarks, or copyrights and which arise out of Open-i's performance under this Agreement, shall be the property of SIGA, and Open-i shall execute all papers necessary for obtaining or perfecting any patents, trademarks or copyrights or other similar rights in any such intellectual property. Where applicable, works of authorship created by Open-i for SIGA in the performance of this Agreement shall be considered "works made for hire" as defined under U.S. Copyright Law.

      8.1 Open-i has non-exclusive, non-transferable, irrevocable, perpetual, royalty-free right and license to reproduce, distribute, perform, display, and create derivative works any of the materials delivered by Open-i under this Agreement for Open-i's business, provided that Open-i removes all SIGA materials therein provided to Open-i under this Agreement.

      9. Information of Contractor or Third Parties. Open-i warrants that work performed under this Agreement will or have been original to Open-i, and will not infringe upon any rights of others or contain libelous material. In performance of its obligations under this Agreement, Open-i shall, to the best of its knowledge and ability, avoid infringement of any patent, copyright, mask work right, or trademark, or the disclosure of any trade secret or other confidential and proprietary of other any third party. Even when permission has been obtained from the affected third party(ies) Open-i agrees that it shall not knowingly furnish or use any such patented or copyrighted information or any such mask work or trademarks in the performance of this Agreement, nor shall Open-i knowingly use the trade secrets or other confidential and proprietary information of Open-i or others, without the prior written consent of SIGA. Open-i shall indemnify SIGA in the event of an infringement action by any third party against SIGA arising out of Open-i's use of any patents, copyrights, mask work rights, trademarks, trade secrets, or other confidential and proprietary information.

      10. Representations of the parties. As a material inducement for both parties to enter into this Agreement, the parties hereby represent to the other and agree as follows: (a) each party holds any and all required and necessary rights and licenses in order for Open-i to undertake the services to be provided hereunder; (b) Consultant, and all contractors employed by either party to complete work hereunder, shall be fully capable of performing the obligations required to complete such work in a professional, safe and workmanlike manner;
(c) each party shall at all times comply with all Federal, State and local laws and ordinances applicable to its obligations under this Agreement; and (d) each party shall acquire and maintain in good standing its own insurance, including unemployment compensation, disability insurance, automobile insurance, and general liability insurance.

      11. General Provisions.

            (a) Waivers. Any waiver of any right under this Agreement must be in writing and signed by the waiving party.

            (b) Written Agreement to Govern. This Agreement is the entire understanding between the parties relating to the subjects it covers and supersedes all other prior agreements, representations and covenants, oral or written. Amendments to this Agreement must be in writing and signed by both parties.


                                       4.
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            (c) Attorneys' Fees. The prevailing party in any arbitration, action or other proceeding brought to enforce this Agreement shall be entitled to recover its reasonable attorneys' fees, costs, and expenses in connection with such action or proceeding from the either party.

            (d) Severability. If any term or provision of this Agreement is deemed unenforceable for any reason, such provision shall be severed from this Agreement and shall not affect the remainder of this Agreement.

            (e) Governing Law. This Agreement shall be governed in accordance with the laws of the State of California.

            (f) Dispute Resolution. Any disputes between the parties which cannot be resolved among themselves or shall be resolved in the state or federal courts located in New York, NY. Open-i hereby agrees and submits to the jurisdiction of these courts for the purpose of this Agreement.

            (g) Further Assurances. In addition to the actions specifically mentioned in this Agreement, the parties shall each do whatever may be reasonably necessary to accomplish the transactions contemplated in this Agreement. Wherever this Agreement requires the consent of the other party, unless otherwise specified, such consent shall not be unreasonably withheld or delayed.

            (h) Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

            (i) Recitals and Attachments. The recitals set forth above and the attached Schedule(s) shall be deemed to be a part of this Agreement as though such provisions had been set forth in full in this Agreement.

            (j) Notices and Other Communications. Every notice required by this Agreement shall be delivered either by (i) personal delivery, (ii) overnight courier requiring the signature of the recipient (e.g. Federal Express), (iii) postage prepaid return receipt requested certified mail, or (iv) by facsimile transmission confirmed by delivery of a copy in accordance with the methods described in (i), (ii) or (iii), above, addressed to the party for whom intended at the addresses appearing below the recipient's signature, below, or at such other address as the intended recipient shall have designated by written notice.


                                       5.
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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and date first written above.

SIGA:                         Open-i:

SIGA Technologies, Inc.       Open-i Media, Inc.
a Delaware corporation        A New York corporation

By: /s/ [Illegible]           By: /s/ [Illegible]
    -------------------           ------------------
Its: Chief Executive          Its: President
     Officer

Address:                      Address:

420 Lexington Ave.            73 Franklin Street
Suite 620                     Ground Floor
New York, NY 10017            New York, NY 10013
Attn: Joshua Schein           Attn: James Chong
Fax: (212)697-3130            Fax: (212)343-1065


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